APPENDIX A

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Burlington Coat Factory Warehouse Corporation (hereinafter referred to, along with its subsidiaries, as the "Corporation") to assist the Board in fulfilling its oversight responsibilities. The Committee's purpose is to assist Board oversight of 1) the integrity of the Corporation's financial statements; 2) the Corporation's reporting process and systems of internal controls regarding finance, accounting, and legal compliance; 3) the qualifications and independence of the Corporation's independent auditors; 4) the performance of the independent auditors and Corporation's internal audit function; and 5) the Corporation's compliance with legal and regulatory requirements. The Committee will provide an avenue of communication among the independent auditors, management, and the Board. Additionally, the Committee will prepare the Audit Committee Report required by the Security and Exchange Commission's proxy rules to be included in the Corporation's annual proxy statement.

II. COMPOSITION AND MEETINGS

A. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall have no material relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation or that would violate the rules of the New York Stock Exchange (the "NYSE") and the Securities and Exchange Commission (the "SEC") with regard to independence of Audit Committee members. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as an "audit committee financial expert" as such term is defined in regulations promulgated by the SEC.

B. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

C. The Committee shall meet at least one time annually, and more often as circumstances dictate, with the independent auditors to discuss any matters that the Committee or the independent auditors believe should be discussed.

D. The Committee shall meet at least one time annually, and more often as circumstances dictate, with management of the Corporation regarding the Corporation's systems of internal controls, accuracy of financial reporting and results of audits.

E. The Committee shall, on a periodic basis, meet separately with management, the internal auditors (or other personnel responsible for the internal audit function), and the independent auditors. The Committee shall review with the independent auditor any audit problems or difficulties, and management's response to these problems or difficulties.

III. RESPONSIBILITIES AND DUTIES

A. The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that the Corporation's financial management, as well as the independent auditors, has more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditors' work.

B. The following functions shall be the common recurring Committee activities in the performance of its oversight responsibilities. Committee policies and procedures will remain flexible, to maintain their responsiveness to changing conditions and to assure the Corporation's Board and stockholders that the Corporation's accounting and reporting practices are compliant with all requirements and are of the highest quality. Accordingly, these functions are set forth as a guide with the understanding that the Committee may diverge from this guidance as appropriate. The Committee's responsibilities and duties shall include the following functions:

1. Independent Auditors

The Committee shall be directly responsible for the appointment, retention, compensation, evaluation and termination of the independent auditors. Selection of independent auditors for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Independence determinations will be consistent with the rules and regulations of the NYSE and SEC. Consistent with these responsibilities, it is recognized that the independent auditors are ultimately accountable to the Board and the Committee. With respect to the independent auditors, the Committee shall have the following additional specific responsibilities:

a. Annually, the Committee should ensure receipt of, and review with the independent auditors, a written statement that at a minimum includes matters required by Independence Standards Board ("ISB") Standard No. 1, as may be modified or supplemented, and discuss with the auditors their independence. The Committee will recommend that the Board take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the auditors and satisfy itself that the Corporation has engaged independent auditors as required by the Securities Acts administered by the Securities and Exchange Commission.

b. Annually, obtain and review a formal written statement of fees billed in each of the last two fiscal years for each of the following categories of services provided by the independent auditors: 1) the audit of the Corporation's annual financial statements and the reviews of the financial statements included in the Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; 2) assurance and related services not included in clause 1) that are reasonably related to the performance of the audit or review of the Corporation's financial statements; 3) tax compliance, tax advice and tax planning services; and 4) all other products and services rendered by the independent auditors.

c. Annually, at a minimum, obtain and review a report by the independent auditor describing: the auditor's internal controls procedures; any material issues raised by the most recent internal controls review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Corporation.

d. In consultation with the independent auditors and management, regularly review the integrity of the Corporation's financial reporting processes and system of internal controls.

e. Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors.

2. Review of Quarterly and Annual Financial Statements

a. The Committee will review with a representative of financial management and the independent auditors the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing; the Corporation's earnings announcements prior to release; and the results of the independent auditors' review of Interim Financial Information pursuant to Statement on Auditing Standards ("SAS") No. 100 (Interim Financial Information) issued by the Auditing Standards Board, or other such auditing standards that may in time modify, supplement or replace SAS 100. The review will include the Corporation's disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Corporation's Quarterly Report. In the absence of the full Committee, the Committee chairperson may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

b. The Committee will review the following matters with management and the independent auditors at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing: 1) the Corporation's annual consolidated financial statements and related footnotes; 2) the independent auditors' audit of the consolidated financial statements and their report; 3) any serious difficulties or disputes with management encountered during the course of the audit; 4) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent auditors' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees), or other such auditing standards that may in time modify, supplement or replace SAS 61; and 5) the Corporation's disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Corporation's Annual Report.

c. The Committee will prepare and review the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Committee has:

1) Reviewed and discussed the audited consolidated financial statements with management;

2) Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

3) Received the written disclosures from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors their independence; and

4) Recommended to the Board, based on the review and discussions referred to in items 1) through 3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

3. Other Functions and Duties

a. The Committee will have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Corporation will provide appropriate funding to the Committee for payment of:

1) Compensation to registered public accounting firms engaged to prepare or issue an audit report (or to perform other audit, review or attest services);

2) Compensation to advisers employed by the Committee; and

3) Administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

b. The Committee will discuss with management and the independent auditors the Corporation's quarterly earnings press releases before they are released to the public. The Committee will also discuss with management the types of financial information and earnings guidance disclosed to analysts and rating agencies.

c. The Committee will periodically discuss with management the Corporation's policies with respect to risk assessment and risk management. This discussion will include the Corporation's major financial risk exposures and the steps management has taken to assess, monitor and control such exposures.

d. The Committee will establish policies and procedures for:

1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;

2) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

3) hiring employees and former employees of independent auditors.

e. The Committee will review and reassess the adequacy of this Charter annually. The Charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement following any significant amendment to the Charter. The Committee will perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

f. The Committee will maintain minutes of meetings and report regularly to the Board on significant results of the foregoing activities. Additionally, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function. The Board will complete an annual evaluation of the Committee's performance.